EX-28.d.1.c

EXHIBIT A

INVESTMENT ADVISORY AGREEMENT

BETWEEN

NATIONWIDE FUND ADVISORS AND NATIONWIDE MUTUAL FUNDS

Effective May 1, 2007

As Amended             , 2012*

Funds of the Trust	Advisory Fees
Nationwide Fund Nationwide Growth Fund

0.60% on assets up to $250 million

0.575% on assets of $250 million and more

but less than $1 billion

0.55% on assets of $1 billion and more

but less than $2 billion

0.525% on assets of $2 billion and more

but less than $5 billion

0.50% for assets of $5 billion and more

Nationwide Bond Fund Nationwide Government Bond Fund

0.50% on assets up to $250 million

0.475% on assets of $250 million and more

but less than $1 billion

0.45% on assets of $1 billion and more

but less than $2 billion

0.425% on assets of $2 billion and more

but less than $5 billion

0.40% for assets of $5 billion and more

Nationwide Money Market Fund	0.40% on assets up to $1 billion 0.38% on assets of $1 billion and more but less than $2 billion 0.36% on assets of $2 billion and more but less than $5 billion 0.34% for assets of $5 billion and more

Nationwide S&P 500 Index Fund	0.125% on assets up to $1.5 billion 0.105% on assets of $1.5 billion and more but less than $3 billion 0.095 on assets of $3 billion and more

Nationwide Small Cap Index Fund	0.19% on assets up to $1.5 billion 0.17% on assets of $1.5 billion and more but less than $3 billion 0.16% on assets of $3 billion and more

Nationwide Mid Cap Market Index Fund	0.205% on assets up to $1.5 billion 0.185% on assets of $1.5 billion and more but less than $3 billion 0.175% on assets of $3 billion and more

Funds of the Trust	Advisory Fees
Nationwide International Index Fund	0.245% on assets up to $1.5 billion 0.205% on assets of $1.5 billion and more but less than $3 billion 0.195% on assets of $3 billion and more
Nationwide Bond Index Fund	0.195% on assets up to $1.5 billion 0.155% on assets of $1.5 billion and more but less than $3 billion 0.145% on assets of $3 billion and more

Nationwide Investor Destinations Aggressive Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderately Aggressive Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderate Fund	0.13% of average daily net assets

Nationwide Investor Destinations Moderately Conservative Fund	0.13% of average daily net assets

Nationwide Investor Destinations Conservative Fund	0.13% of average daily net assets

Nationwide Short Duration Bond Fund

0.35% on assets up to $500 million

0.34% on assets of $500 million and more

but less than $1 billion

0.325% on assets of $1 billion and more

but less than $3 billion

0.30% on assets of $3 billion and more

but less than $5 billion

0.285% on assets of $5 billion and more

but less than $10 billion

0.275% for assets of $10 billion and more

Nationwide Enhanced Income Fund

0.35% on assets up to $500 million

0.34% on assets of $500 million and more

but less than $1 billion

0.325% on assets of $1 billion and more

but less than $3 billion

0.30% on assets of $3 billion and more

but less than $5 billion

0.285% on assets of $5 billion and more

but less than $10 billion

0.275% for assets of $10 billion and more

Nationwide U.S. Small Cap Value Fund	0.95% of average daily net assets

Nationwide International Value Fund	0.85% of average daily net assets

Nationwide Alternatives Allocation Fund	0.40% of average daily net assets

Nationwide Small Company Growth Fund	0.90% of average daily net assets

Funds of the Trust	Advisory Fees
Nationwide Global Equity Fund

0.75% on assets up to $250 million;

0.70% on assets of $250 million and more but less than $500 million;

0.68% on assets of $500 million and more but less than $1 billion; and

0.65% on assets of $1 billion and more

Nationwide High Yield Bond Fund	0.55% on assets up to $500 million; 0.50% on assets of $500 million and more but less than $1 billion; and 0.475% on assets of $1 billion and more

Nationwide Inflation-Protected Securities Fund	0.25% of average daily net assets

Nationwide Emerging Markets Equity Fund	0.95% on assets up to $100 million; and 0.85% on assets over $100 million

Nationwide Core Plus Bond Fund	0.45% on assets up to $500 million; 0.425% on assets of $500 million and more but less than $1 billion; and 0.40% on assets of $1 billion and more

*	As approved by the Board of Trustees at its meeting held on September 6, 2012.

IN WITNESS WHEREOF, the parties have executed this Amended Exhibit A on the day and year first written above.

NATIONWIDE FUND ADVISORS

By:
Name:	Michael S. Spangler
Title:	President

NATIONWIDE MUTUAL FUNDS

By:
Name:	Michael S. Spangler
Title:	President

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